Exhibit 99.1

ITT Reports Strong Second-Quarter Results, Raises 2021 Guidance

  Revenue up 34% (organic revenue up 29%) driven primarily by strength in Friction
  Segment operating margin of 16.5%, up 930 bps; up 390 bps adjusted
  EPS of $0.45, down 15%; adjusted EPS of $0.94, up 65% vs. 2020 and above 2019 levels
  Completed divestiture of all legacy asbestos liabilities
  Raising full-year 2021 revenue and EPS guidance

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--August 5, 2021--ITT Inc. (NYSE: ITT) reported financial results for the second quarter ended July 3, 2021. The company delivered a year-over-year revenue increase of 34% (29% organic) driven by growth in our Motion Technologies’ Friction business, as well as growth across all other segments.

Segment operating margin for the second quarter of 16.5% expanded 930 basis points driven by higher sales volume, net productivity, cost action benefits, and higher restructuring charges in 2020, and was partially offset by higher raw material costs, a reversal of temporary cost reductions that were taken in response to the COVID-19 pandemic, and strategic growth investments.

Earnings per share of $0.45 decreased 15% from prior year primarily driven by a $28 million after-tax loss on the divestiture of InTelCo Management LLC (“InTelCo”), formerly a wholly-owned subsidiary that holds legacy asbestos liabilities and related insurance assets, prior-year income tax benefits and increased corporate and environmental costs. The loss was partially offset by higher sales volume and productivity, including the benefits of 2020 cost actions. Excluding the loss on the InTelCo divestiture and other items, adjusted earnings per share of $0.94 was up 65% compared to prior year and exceeded adjusted EPS for the same quarter in 2019.

Operating cash flow of $(232) million declined by $435 million mainly driven by a $398 million payment related to the InTelCo divestiture and investments in working capital, both of which also impacted free cash flow.

Table 1. Second Quarter Performance

	Q2 2021	Q2 2020	Change
Revenue	$691.6	$514.7	34.4%
Organic Growth			29.5%
Segment Operating Income	$114.1	$37.3	205.9%
Segment Operating Margin	16.5%	7.2%	930	bps
Adjusted Segment Operating Income	$114.2	$64.6	76.8%
Adjusted Segment Operating Margin	16.5%	12.6%	390	bps
Earnings Per Share	$0.45	$0.53	(15.1)%
Adjusted Earnings Per Share	$0.94	$0.57	64.9%
Operating Cash Flow	$(231.6)	$203.1	(214.0)%
Free Cash Flow	$(266.7)	$168.8	(258.0)%

Note: all results unaudited

Divestiture of Subsidiary Holding Legacy Liabilities

On July 1, 2021, ITT divested InTelCo to Delticus HoldCo, L.P. (“Delticus”), a corporate liability consolidation vehicle and portfolio company of Warburg Pincus LLC, a leading global private equity firm. Delticus acquired 100% of the equity of InTelCo, which agreed to indemnify ITT for all legacy asbestos liabilities. At closing, ITT contributed $398 million in cash to InTelCo.

As a result of the transaction, ITT eliminated all asbestos obligations, related insurance assets and associated deferred tax assets from the company’s consolidated balance sheet. The company recorded a one-time after-tax loss of $28 million in the second quarter of 2021 related to the divestiture, which is excluded from adjusted earnings per share.

Management Commentary

“ITT performed exceptionally well in the second quarter whilst positioning the company for long-term growth,” said Luca Savi, Chief Executive Officer and President of ITT. “With the divestiture of all legacy asbestos liabilities and the transfer of our U.S. pension liability complete, we are focused more than ever on growing ITT both organically and through M&A. We drove 47% organic orders growth in the second quarter, with strength across connectors, our short-cycle industrial portfolio, and in rail and auto. Specifically, in auto, we continued to gain traction on key electric vehicle (EV) platforms with leading EV manufacturers, which included ten new awards this quarter, seven of which are in China. Together these actions provide runway for continued success over the long-term.

Savi concluded, “Given our strong first half performance, we now expect adjusted earnings per share to grow 22 to 27 percent versus prior year, positioning ITT to surpass 2019 adjusted EPS levels. Our outlook for organic sales growth is now 8% to 10% for the year and our cash generation continues to improve. These results are a testament to our ability to outperform the market by driving profitable growth, leveraging our lower fixed cost base and effectively navigating significant market headwinds. We are driving superior financial results whilst executing on our strategic objectives and preparing the company for the long term.”

Table 2. Second Quarter Segment Results

	Revenue			Operating Income
	Q2 2021	Reported Increase	Organic Increase	Q2 2021	Reported Increase	Adjusted Increase
Motion Technologies	$343.6	72.4%	63.6%	$64.7	522.1%	165.2%
Industrial Process	213.9	10.7%	7.7%	31.5	70.3%	18.9%
Connect & Control Technologies	134.5	9.4%	8.0%	17.9	113.1%	31.4%
Total segment results	691.6	34.4%	29.5%	114.1	205.9%	76.8%

Note: all results unaudited; excludes intercompany eliminations; comparisons to Q2 2020

Motion Technologies revenue increased primarily due to strength in the global automotive markets and continued share gains in our Friction business, aided by increased revenues in our Wolverine business due to growth in sealings and original equipment (OE) shims. Operating income improved from $10 million to $65 million primarily due to strong sales volume, net productivity, favorable foreign currency, and the impact of higher restructuring costs on prior-year results, partially offset by significant headwinds related to higher raw materials costs, as anticipated, and strategic growth investments.

Industrial Process revenue increased primarily due to growth in pump projects within the oil and gas, chemical and general industrial markets, aided by easier comparisons given declines in the second quarter of 2020. Operating income increased from $19 million to $32 million primarily due to higher sales volume, net productivity, price, and the impact of higher restructuring costs on prior-year results, partially offset by the unfavorable mix of sales due to higher pump project sales.

Connect and Control Technologies revenue increased primarily due to Connector sales in the industrial market partially offset by continued weakness in commercial aerospace due to elevated inventory levels at OEM customers. Operating income increased from $8 million to $18 million primarily driven by higher sales volume and net productivity, including restructuring benefits, and the impact of higher restructuring costs on prior-year results.

2021 Guidance

The company raised its full-year 2021 guidance to reflect the better second quarter results and stronger outlook than anticipated for the second half of 2021 despite higher than anticipated headwinds from raw material costs, particularly in our Motion Technologies segment. We now expect revenue growth of 11% to 13%, or an increase of 8% to 10% on an organic basis; earnings per share of $3.35 to $3.55, up 329% to 355%, and adjusted earnings per share of $3.90 to $4.05 per share, up 22% to 27%. Segment operating margin of 16.8% to 17.3%, up 390 to 440 bps, and adjusted segment operating margin of 16.9% to 17.4%, up 170 to 220 bps, are unchanged due primarily to the impact of higher raw material costs offsetting higher sales volumes anticipated in the second half of 2021.

Investor Conference Call Details

ITT's management will host a conference call for investors on Friday, August 6 at 8:30 a.m., Eastern Time. The briefing can be monitored live via webcast at the following address on the company's website: www.itt.com/investors. A replay of the webcast will be available for 90 days following the presentation. A replay will also be available telephonically from two hours after the webcast until Friday, August 20, 2021, at midnight, Eastern time. Reconciliations of non-GAAP financial performance metrics to their most comparable U.S. GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with U.S. GAAP.

Safe Harbor Statement

This release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In addition, the conference call (including the financial results presentation material) may include, and officers and representatives of ITT may from time to time make and discuss, projections, goals, assumptions and statements that may constitute “forward-looking statements”. These forward-looking statements are not historical facts, but rather represent only a belief regarding future events based on current expectations, estimates, assumptions and projections about our business, future financial results and the industry in which we operate, and other legal, regulatory and economic developments. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future events and future operating or financial performance.

We use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “future,” “may,” “will,” “could,” “should,” “potential,” “continue,” “guidance” and other similar expressions to identify such forward-looking statements. Forward-looking statements are uncertain and, by their nature, many are inherently unpredictable and outside of ITT’s control and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Where in any forward-looking statement we express an expectation or belief as to future results or events, such expectation or belief is based on current plans and expectations of our management, expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that the expectation or belief will occur or that anticipated results will be achieved or accomplished.

Among the factors that could cause our results to differ materially from those indicated by forward-looking statements are risks and uncertainties inherent in our business including, without limitation:

  impacts on our business due to the COVID-19 pandemic and the rise of the COVID-19 Delta variant, as well as the timing, effectiveness and availability of vaccines or other medical remedies and people’s attitudes towards receiving them; including disruptions to our operations and demand for our products, increased costs, disruption of supply chain and other constraints in the availability of key commodities and other necessary services, government-mandated site closures, employee illness, skilled labor shortage, the impact of travel restrictions and stay-in-place restrictions on our business and workforce, customer and supplier bankruptcies, impacts to the global economy and financial markets, and liquidity challenges in accessing capital markets;
  uncertain global economic and capital markets conditions, including due to COVID-19, trade disputes between the U.S. and its trading partners, the new U.S. administration, political and social unrest, and the availability and fluctuations in prices of steel, oil, copper, and other commodities;
  volatility in raw material prices and our suppliers’ ability to meet quality and delivery requirements;
  fluctuations in demand or customers’ levels of capital investment and maintenance expenditures, especially in the oil and gas, chemical, and mining markets, or changes in our customers’ anticipated production schedules, especially in the commercial aerospace market;
  failure to manage the distribution of products and services effectively;
  the risk of material business interruptions, particularly at our manufacturing facilities;
  risks due to our operations and sales outside the U.S. and in emerging markets;
  the extent to which there are quality problems with respect to manufacturing processes or finished goods;
  loss of or decrease in sales from our most significant customers;
  fluctuations in foreign currency exchange rates;
  failure to compete successfully and innovate in our markets;
  risks related to government contracting, including changes in levels of government spending and regulatory and contractual requirements applicable to sales to the U.S. government;
  fluctuations in our effective tax rate;
  failure to protect our intellectual property rights or violations of the intellectual property rights of others;
  the risk of cybersecurity breaches;
  changes in laws relating to the use and transfer of personal and other information;
  failure of portfolio management strategies, including cost-saving initiatives, to meet expectations;
  changes in environmental laws or regulations, discovery of previously unknown or more extensive contamination, or the failure of a potentially responsible party to perform;
  failure to comply with the U.S. Foreign Corrupt Practices Act or other applicable anti-corruption legislation, export controls and trade sanctions, including tariffs;
  risk of product liability claims and litigation; and
  risk of liabilities from past divestitures and spin-offs.

The forward-looking statements included in this release speak only as of the date hereof. We undertake no obligation (and expressly disclaim any obligation) to update any forward-looking statements, whether written or oral or as a result of new information, future events or otherwise.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
	Three Months Ended		Six Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Revenue	$691.6	$514.7	$1,390.0	$1,178.0
Costs of revenue	467.0	351.1	936.4	805.0
Gross profit	224.6	163.6	453.6	373.0
General and administrative expenses	60.2	44.6	112.3	101.7
Sales and marketing expenses	38.3	35.7	75.0	77.3
Research and development expenses	23.2	18.9	47.5	41.6
Asbestos-related (benefit) costs, net	(76.8)	16.0	(74.4)	(24.7)
Restructuring costs	0.1	27.9	3.7	31.0
Asset impairment charges	-	-	-	16.3
Operating income	179.6	20.5	289.5	129.8
Interest and non-operating (income) expenses, net	(3.5)	2.2	(4.8)	2.8
Income from continuing operations before income tax expense	183.1	18.3	294.3	127.0
Income tax expense (benefit)	143.9	(28.1)	168.6	(3.4)
Income from continuing operations	39.2	46.4	125.7	130.4
Income from discontinued operations, net of tax expense of $0.0, $0.3, $0.0, and $0.7, respectively	-	1.6	-	2.7
Net income	39.2	48.0	125.7	133.1
Less: Income attributable to noncontrolling interests	0.2	0.0	0.5	0.3
Net income attributable to ITT Inc.	$39.0	$48.0	$125.2	$132.8

Amounts attributable to ITT Inc.:
Income from continuing operations, net of tax	$39.0	$46.4	$125.2	$130.1
Income from discontinued operations, net of tax	-	1.6	-	2.7
Net income attributable to ITT Inc.	$39.0	$48.0	$125.2	$132.8

Earnings per share attributable to ITT Inc.:
Basic earnings per share:
Continuing operations	$0.45	$0.54	$1.45	$1.50
Discontinued operations	-	0.02	-	0.03
Net income	$0.45	$0.56	$1.45	$1.53
Diluted earnings per share:
Continuing operations	$0.45	$0.53	$1.44	$1.49
Discontinued operations	-	0.02	-	0.03
Net income	$0.45	$0.55	$1.44	$1.52
Weighted average common shares – basic	86.1	86.3	86.2	87.0
Weighted average common shares – diluted	86.5	86.8	86.7	87.6

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
	July 3, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$578.8	$859.8
Receivables, net	553.4	507.5
Inventories, net	406.2	360.5
Other current assets	88.8	189.5
Total current assets	1,627.2	1,917.3
Plant, property and equipment, net	502.7	525.1
Goodwill	936.3	944.8
Other intangible assets, net	95.8	106.4
Asbestos-related assets	-	353.7
Deferred income taxes	37.3	158.3
Other non-current assets	263.0	272.0
Total non-current assets	1,835.1	2,360.3
Total assets	$3,462.3	$4,277.6
Liabilities and Shareholders’ Equity
Current liabilities:
Commercial paper and current maturities of long-term debt	$199.7	$106.8
Accounts payable	337.8	306.8
Accrued liabilities	362.5	457.4
Total current liabilities	900.0	871.0
Asbestos-related liabilities	-	840.6
Postretirement benefits	222.0	227.5
Other non-current liabilities	200.0	210.6
Total non-current liabilities	422.0	1,278.7
Total liabilities	1,322.0	2,149.7
Shareholders’ equity:
Common stock:
Authorized – 250.0 shares, $1 par value per share
Issued and outstanding – 86.1 shares and 86.5 shares, respectively	86.1	86.5
Retained earnings	2,353.1	2,319.3
Total accumulated other comprehensive loss	(301.0)	(279.4)
Total ITT Inc. shareholders’ equity	2,138.2	2,126.4
Noncontrolling interests	2.1	1.5
Total shareholders’ equity	2,140.3	2,127.9
Total liabilities and shareholders’ equity	$3,462.3	$4,277.6

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN MILLIONS)
Six Months Ended
July 3, 2021		June 27, 2020
Operating Activities
Income from continuing operations attributable to ITT Inc.	$125.2	$130.1
Adjustments to income from continuing operations:
Depreciation and amortization	57.2	54.5
Equity-based compensation	7.4	5.8
Asbestos-related benefit, net	(74.4)	(24.7)
Asset impairment charges	-	16.3
Other non-cash charges, net	11.2	23.5
Asbestos-related payments, net	(4.5)	(7.6)
Divestiture of asbestos-related assets and liabilities	(398.0)	-
Changes in assets and liabilities:
Change in receivables	(51.6)	97.2
Change in inventories	(50.8)	2.0
Change in accounts payable	32.1	(62.3)
Change in accrued expenses	12.9	5.7
Change in income taxes	123.1	(17.5)
Other, net	(21.4)	(19.9)
Net Cash – Operating Activities	(231.6)	203.1
Investing Activities
Capital expenditures	(35.1)	(34.3)
Other, net	0.4	(2.8)
Net Cash – Investing Activities	(34.7)	(37.1)
Financing Activities
Commercial paper, net borrowings	95.4	51.0
Short-term revolving loans, borrowings	-	495.8
Short-term revolving loans, repayments	-	(406.2)
Long-term debt, repayments	(1.3)	(1.2)
Repurchase of common stock	(61.4)	(83.7)
Dividends paid	(38.1)	(14.6)
Other, net	0.3	0.1
Net Cash – Financing Activities	(5.1)	41.2
Exchange rate effects on cash and cash equivalents	(9.2)	(0.2)
Net cash – operating activities of discontinued operations	(0.2)	0.1
Net change in cash and cash equivalents	(280.8)	207.1
Cash and cash equivalents – beginning of year (includes restricted cash of $0.8 and $0.8, respectively)	860.6	612.9
Cash and Cash Equivalents – End of Period (includes restricted cash of $1.0 and $0.9, respectively)	$579.8	$820.0
Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
Interest	$0.7	$1.2
Income taxes, net of refunds received	$42.3	$10.7

Key Performance Indicators and Non-GAAP Measures

Management reviews a variety of key performance indicators including revenue, segment operating income and margins, earnings per share, order growth, and backlog, some of which are calculated on a non-GAAP basis. In addition, we consider certain measures to be useful to management and investors when evaluating our operating performance for the periods presented. These measures provide a tool for evaluating our ongoing operations and management of assets from period to period. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, acquisitions, dividends, and share repurchases. Some of these metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (GAAP) and should not be considered a substitute for measures determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators for purposes of our reconciliation tables.
Organic Revenues and Organic Orders are defined, respectively, as revenue and orders, excluding the impacts of foreign currency fluctuations and acquisitions. The period-over-period change resulting from foreign currency fluctuations is estimated using a fixed exchange rate for both the current and prior periods. Management believes that reporting organic revenue and organic orders provides useful information to investors by helping identify underlying trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers.
Adjusted Operating Income and Adjusted Segment Operating Income are defined, respectively, as total operating income and segment operating income, adjusted to exclude special items that include, but are not limited to, asbestos-related impacts, impairments, restructuring, realignment, certain acquisition-related impacts, and unusual or infrequent operating items. Special items represent charges or credits that impact current results, which management views as unrelated to the Company's ongoing operations and performance. Adjusted Operating Margin and Adjusted Segment Operating Margin are defined as adjusted operating income or adjusted segment operating income divided by revenue. Adjusted Segment Decremental or Incremental Operating Margin is defined as the change in adjusted segment operating income divided by the change in revenue. We believe these financial measures are useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.
Adjusted Income from Continuing Operations and Adjusted EPS are defined, respectively, as income from continuing operations attributable to ITT Inc. and income from continuing operations attributable to ITT Inc. per diluted share, adjusted to exclude special items that include, but are not limited to, asbestos-related impacts, impairments, restructuring, realignment, pension settlement and curtailment impacts, certain acquisition-related impacts, income tax settlements or adjustments, and unusual or infrequent items. Special items represent charges or credits, on an after-tax basis, that impact current results which management views as unrelated to the Company's ongoing operations and performance. The after-tax basis of each special item is determined using the jurisdictional tax rate of where the expense or benefit occurred. We believe that adjusted income from continuing operations is useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.
Free Cash Flow is defined as net cash provided by operating activities less capital expenditures. We believe that free cash flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated by our operations.

ITT Inc. Non-GAAP Reconciliation
Reported vs. Organic Revenue / Orders
Second Quarter 2021 & 2020
(In Millions)
(all amounts unaudited)

	(As Reported - GAAP)				(As Adjusted - Organic)

	(A)	(B)	(C)		(D)	(E)	(F) = A-D-E	(G) =C-D-E	(H) = G / B
			$ Change	% Change			Revenue /	$ Change	% Change
	Q2 2021	Q2 2020	2021 vs. 2020	2021 vs. 2020	Acquisitions Q2 2021	FX Impact Q2 2021	Orders Q2 2021	Adj. 2021 vs. 2020	Adj. 2021 vs. 2020

Revenue
ITT Inc.	$691.6	$514.7	$176.9	34.4%	$-	$25.2	$666.4	$151.7	29.5%

Motion Technologies	343.6	199.3	144.3	72.4%	-	17.5	326.1	126.8	63.6%
Industrial Process	213.9	193.3	20.6	10.7%	-	5.8	208.1	14.8	7.7%
Connect & Control Technologies	134.5	122.9	11.6	9.4%	-	1.8	132.7	9.8	8.0%

Orders
ITT Inc.	$735.8	$485.4	$250.4	51.6%	$-	$23.0	$712.8	$227.4	46.8%

Motion Technologies	346.1	187.1	159.0	85.0%	-	16.5	329.6	142.5	76.2%
Industrial Process	231.2	191.7	39.5	20.6%	-	4.9	226.3	34.6	18.0%
Connect & Control Technologies	159.0	107.1	51.9	48.5%	-	1.6	157.4	50.3	47.0%

Note: Excludes intercompany eliminations.
Amounts may not calculate due to rounding.

ITT Inc. Non-GAAP Reconciliation
Reported vs Adjusted Segment Operating Income & Adjusted Operating Margin
Second Quarter 2021 & 2020
(In Millions)
(all amounts unaudited)

	Q2 2021	Q2 2021		Q2 2021	Q2 2020	Q2 2020		Q2 2020	% Change		% Change
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted	As Reported 2021 vs. 2020		As Adjusted 2021 vs. 2020

Revenue:
Motion Technologies	$343.6			$343.6	$199.3			$199.3	72.4%		72.4%
Industrial Process	213.9			213.9	193.3			193.3	10.7%		10.7%
Connect & Control Technologies	134.5			134.5	122.9			122.9	9.4%		9.4%
Intersegment eliminations	(0.4)			(0.4)	(0.8)			(0.8)
Total Revenue	$691.6			$691.6	$514.7			$514.7	34.4%		34.4%

Operating Margin:
Motion Technologies	18.8%	-	BP	18.8%	5.2%	700	BP	12.2%	1,360	BP	660	BP
Industrial Process	14.7%	-	BP	14.7%	9.6%	410	BP	13.7%	510	BP	100	BP
Connect & Control Technologies	13.3%	10	BP	13.4%	6.8%	430	BP	11.1%	650	BP	230	BP
Total Operating Segments	16.5%	-	BP	16.5%	7.2%	540	BP	12.6%	930	BP	390	BP

Operating Income:
Motion Technologies	$64.7	$-		$64.7	$10.4	$14.0		$24.4	522.1%		165.2%
Industrial Process	31.5	-		31.5	18.5	8.0		26.5	70.3%		18.9%
Connect & Control Technologies	17.9	0.1		18.0	8.4	5.3		13.7	113.1%		31.4%
Total Segment Operating Income	$114.1	$0.1		$114.2	$37.3	$27.3		$64.6	205.9%		76.8%

Note: Amounts may not calculate due to rounding.
Special items include, but are not limited to, restructuring and realignment costs, acquisition-related expenses and other unusual or infrequent items.

ITT Inc. Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Second Quarter 2021 & 2020
(In Millions, except per share amounts)
(all amounts unaudited)

	Q2 2021			Q2 2021	Q2 2020			Q2 2020	2021 vs. 2020	2021 vs. 2020
	As Reported	Non-GAAP Adjustments		As Adjusted	As Reported	Non-GAAP Adjustments		As Adjusted	As Adjusted ($)	As Adjusted (%)

Segment operating income	$114.1	$0.1	#A	$114.2	$37.3	$27.3	#A	$64.6
Corporate (expense) income	65.5	(76.2)	#B	(10.7)	(16.8)	16.3	#B	(0.5)
Operating income (loss)	179.6	(76.1)		103.5	20.5	43.6		64.1

Interest income (expense)	-	-		-	(0.6)	-		(0.6)
Other income (expense)	3.5	(3.4)	#C	0.1	(1.6)	1.4	#C	(0.2)
Income from continuing operations before tax	183.1	(79.5)		103.6	18.3	45.0		63.3

Income tax (expense) benefit	(143.9)	122.2	#D	(21.7)	28.1	(41.7)	#D	(13.6)
Income from continuing operations	39.2	42.7		81.9	46.4	3.3		49.7

Less: Income attributable to noncontrolling interests	0.2	-		0.2	-	-		-
Income from continuing operations - ITT Inc.	$39.0	$42.7		$81.7	$46.4	$3.3		$49.7

EPS from continuing operations	$0.45	$0.49		$0.94	$0.53	$0.04		$0.57	$0.37	64.9%
Note: Amounts may not calculate due to rounding.
Per share amounts are based on diluted weighted average common shares outstanding.

#A -	2021 includes restructuring costs ($0.1M).
#A -	2020 includes restructuring costs ($27.0M) and acquisition related costs ($0.3M).

#B -	2021 includes a pre-tax gain on divestiture of asbestos related assets and liabilities ($88.8M), asbestos related expense ($12.0M) and other costs ($0.6M).
#B -	2020 includes asbestos related expense ($16.0M), restructuring costs ($0.9M) and other income ($0.6M). The ($16.0M) net asbestos expense includes the impact from an unfavorable settlement agreement ($4.2M), and asbestos related costs to maintain a 10 year accrual ($11.8M).

#C -	2021 includes income related to finalization of pension termination funding.
#C -	2020 primarily includes pension termination related charges.

#D -	2021 includes tax expense on the deferred tax asset write-off resulting from the divestiture of asbestos ($116.9) and other tax related special items.
#D -	2020 includes the net tax benefit of special items #A, #B and #C ($10.5M), tax benefit on future distribution of foreign earnings ($1.9M), tax benefit for valuation allowance impacts ($26.7M) and other tax related special items.

ITT Inc. Non-GAAP Reconciliation
Free Cash Flow
Second Quarter 2021 & 2020
(In Millions)
(all amounts unaudited)

	6M 2021	6M 2020

Net Cash - Operating Activities #A	$(231.6)	$203.1

Capital expenditures	35.1	34.3

Free Cash Flow	$(266.7)	$168.8
#A - 2021 includes payments for asbestos ($402.5M), of which ($398M) relates to the sale of our asbestos assets and liabilities, and restructuring ($7.2M).
#A - 2020 includes payments for asbestos ($7.6M) and restructuring ($9.6M).

ITT Inc. Non-GAAP Reconciliation
GAAP vs. Adjusted EPS Guidance
Full Year 2021
(Per share amounts)
(all amounts unaudited)

	2021 Full-Year Guidance
	Low	High

EPS from Continuing Operations - GAAP	$3.35	$3.55

Net asbestos related costs, net of tax	0.45	0.45

Pension termination funding, net of tax	(0.03)	(0.03)

Estimated restructuring, net of tax	0.08	0.04

Other, net of tax	0.05	0.04

EPS from Continuing Operations - Adjusted	$3.90	$4.05
Note:	The Company has provided forward-looking non-GAAP financial measures for organic revenue growth and adjusted segment operating margin. It is not possible, without unreasonable efforts, to estimate the impacts of foreign currency fluctuations, acquisitions and certain other special items that may occur in 2021 as these items are inherently uncertain and difficult to predict. As a result, the Company is unable to quantify certain amounts that would be included in a reconciliation of organic revenue growth and adjusted segment operating margin to the most directly comparable GAAP financial measures without unreasonable efforts and has not provided reconciliations for these forward looking non-GAAP financial measures.

Contacts

Investor Contact
Mark Macaluso
+1 914-641-2064
mark.macaluso@itt.com